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                                                                     EXHIBIT 4.7

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") made this August __, 2001 between American Biogenetic Sciences, Inc., a Delaware corporation (the "Company") and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investment 10 L.L.C. and BVF Investments, L.L.C. ("Secured Parties").

SECTION 1.        SECURITY INTEREST.

         The Company hereby grants to Secured Parties a security interest (the "Security Interest") in the Collateral, as hereafter defined. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Revenue Participation Notes, dated as of August __, 2001 (the "Revenue Participation Notes").

SECTION 2.        COLLATERAL.

         The property in which the Security Interest is hereby granted is the following: (a) an undivided 25% interest in all of the Company's rights to the payment of royalty payments under the Abbott License Agreement (the "Royalty Rights") (B) an undivided 25% interest in all payments actually paid to the Company on account of the Royalty Rights (the "Royalty Payments"), (C) the account designated for the benefit of the Secured Parties under the "Trust Account" as described in Section 4 below, and (D) the proceeds of any of the foregoing, as "proceeds" are defined by the Uniform Commercial Code (collectively hereafter referred to as the "Collateral").

SECTION 3.        OBLIGATIONS SECURED.

         The Security Interest shall secure the payment and performance of the Company's obligations set forth in the Revenue Participation Notes to pay the Secured Parties, as and when received by the Company, 25% of each of the Abbott Royalty Payments (the "Obligations") in an amount up to the Aggregate Payment Amount, as described in the Revenue Participation Agreement.

SECTION 4.        FINANCING STATEMENTS AND OTHER ACTION.

         (a) The Company agrees to do all acts which the Secured Parties deem reasonably necessary or desirable to protect the Security Interest or to otherwise carry out the provisions of this Agreement, including the execution of financing, continuation, amendment and termination statements and other notices appropriate under law in form satisfactory to the Company and the Secured Parties. The Company will pay the cost of filing the same in all public offices.

         (b) The Company and the Secured Parties agree that the Form UCC-1, and any continuation statements thereof, to be filed by the Secured Parties to perfect the Security Interest shall be substantially in the form attached hereto as Exhibit A.

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         (c ) All Royalty Payments shall, upon receipt by the Company, be deposited into a separate, segregated, interest-paying account maintained by a commercial bank insured by the FDIC (the "Trust Account"). Upon receipt, the bank shall immediately credit 25% of such Royalty Payment to an account to be held in trust for the benefit of Secured Parties, and shall credit 75% to an account for the benefit of the Company. The Company may transfer the amounts from the 75% account to itself and shall direct the bank to transfer the amounts from the Secured Parties account to such Secured Parties in accordance with their respective interests in the Royalty Payments in accordance with the Revenue Participation Notes. The Trust Account shall be opened by the Company no later than the first business day after it receives its first Royalty Payment. Upon creation of the Trust Account, the Company shall cooperate with Secured Parties in the creation and execution of a Control Agreement, upon such reasonable terms as are acceptable to the bank at which the Trust Account is maintained, so as to perfect the security interest of the Secured Parties in their 25% account of the Trust Account.

SECTION 5.        THE COMPANY'S PLACE OF ORGANIZATION AND PLACE(S) OF BUSINESS.

         (a) The Company warrants that the Company is incorporated as a business corporation under the laws of the State of Delaware and its exact legal name is American Biogenetic Sciences, Inc.

         (b) The Company covenants to notify the Secured Parties of any change in the information contained in this Section.

SECTION 6.        ENCUMBRANCES.

         (a) The Company warrants that the Company has title to the Collateral and that there are no claims, liens, security interests or other encumbrances.

         (b) The Company covenants that it will maintain its corporate existence in the jurisdiction specified in Section 5 and will maintain such existence in good standing.

         (c) The Company covenants to comply with all laws and regulations of the United States or of any state thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or to its business.

SECTION 7.        MAINTENANCE OF COLLATERAL.

         The Company shall preserve the Collateral for the benefit of the Secured Parties. Without limiting the generality of the foregoing, the Company shall take commercially reasonable steps to collect all royalties payable by Abbott under the Abbott License Agreement.

SECTION 8.        MAINTENANCE OF RECORDS; REPORTS.

         The Company covenants to keep at all times accurate and complete records listing and describing the payments received from Abbott under the Abbott License Agreement. The Secured Parties shall have the right at any time to call at the Company's place of business and to

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inspect and to audit and make copies of any records or other writings which relate to the Collateral.

SECTION 9.        DEFAULT.

         (a)      It shall be an Event of Default if:

                  any representation or warranty made by the Company under the Revenue Participation Notes shall prove to have been false in any material respect upon the date when made;

                  the Company fails to pay any amounts due under any of the Obligations when due and such failure continues for a period of 30 days;

                  (i) the Company fails to observe or perform any covenant, warranty or agreement to be performed by the Company under this Agreement or the Revenue Participation Notes or any breaches any representation, warranty or covenant relating to the Revenue Participation Notes in the Securities Purchase Agreement, and such breach or failure continues for a period of 30 days after the Secured Parties give written notice of such breach or failure to the Company.

                  (ii) If an Event of Default occurs while any Obligations are outstanding, the Secured Parties may declare the Company in default and exercise the Rights on Default as hereinafter defined.

SECTION 10.       RIGHTS ON DEFAULT.

         (a) If an Event of a Default occurs under this Agreement, the Secured Parties may exercise the following Rights on Default:

                  (i) exercise the rights and remedies accorded a secured party by the Uniform Commercial Code or by any document securing the Obligations;

                  (ii) perform any warranty, covenant or agreement which the Company has failed to perform under this Agreement, the Revenue Participation Notes, or the Securities Purchase Agreement; and

                  (iii) take any other action which the Secured Parties deem necessary or desirable to protect the Collateral or the Security Interest.

         (b) No course of dealing or delay in taking or failing to take any other action with respect to any Event of Default shall affect the Secured Parties' right to take such action at a later time. No waiver as to any one Event of Default shall affect the Secured Parties' Rights on Default upon any other Event of Default. The Secured Parties may exercise any or all of its Rights on Default concurrently with or independently of and without regard to the provisions of any other document which secures an Obligation.

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         (c) The requirement of the Uniform Commercial Code that the Secured
Parties give the Company reasonable notice of any proposed sale or disposition of the Collateral shall be met if such notice is given to the Company at least ten days before the time of such sale or disposition.

         (d) If an Event of a Default occurs under this Agreement, the present value of the Obligations (i.e. 25% of each of the Abbott Royalty Payments, as and when received by the Company) under the Revenue Participation Notes secured hereby shall be determined by an independent valuation firm or appraiser experienced in valuing such obligations such as the Secured Parties select in good faith.

SECTION 11.       EXPENSES.

         Any payment made or expense incurred by the Secured Parties (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the exercise of any Right on Default, shall be added to the indebtedness of the Company to the Secured Parties, shall be payable upon demand and shall be secured by the Security Interest.

SECTION 12.       TERM.

         The term of this Agreement shall commence on the date hereof and shall continue in full force and effect and be binding upon the Company until all Obligations of the Company to the Secured Parties shall have been fully paid and satisfied.

SECTION 13.       NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth in Section 9.1 of the Securities Purchase Agreement or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, one day after the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

SECTION 14.       ASSIGNMENT.

         This Agreement and any or all of the rights and obligations hereunder may be assigned, delegated, sold, transferred or otherwise disposed of by the Secured Parties by any means, including by voluntary transfer, operation of law or otherwise, to any third person without the prior written consent of the other parties hereto. Any such assignment, however, shall only be effective if the assignor provides the Company with two business days' prior written notice of such assignment. The Company's right to redeem Preferred Stock or cancel the related Warrants pursuant to the Call Option Agreement shall survive each such assignment, whether or not the

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related Preferred Stock or Warrant are transferred together with the transfer of any rights under the Revenue Participation Notes or this Agreement.

SECTION 15.       GOVERNING LAW.

         This Agreement shall be governed by and construed under the laws of the State of New York.

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         This Agreement shall have the effect of an instrument under seal.


                                   COMPANY:

                                   AMERICAN BIOGENETIC SCIENCES, INC.



                                   By:_______________________________
                                   Josef C. Schoell
                                   President

                                   SECURED PARTIES:


                                   BIOTECHNOLOGY VALUE FUND, L.P.
                                   By:  BVF PARTNERS L.P., its General Partner
                                        By: BVF, INC., its General Partner

                                            By:  ______________________________
                                                 Mark N. Lampert
                                                 President

                                   BIOTECHNOLOGY VALUE FUND II, L.P.
                                   By:  BVF PARTNERS L.P., its General Partner
                                        By: BVF, INC., its General Partner

                                            By:  ______________________________
                                                 Mark N. Lampert
                                                 President

                                   INVESTMENT 10 L.L.C.
                                   By:  BVF PARTNERS, L.P., its Investment
                                        Advisor
                                        By: BVF, INC., its General Partner

                                            By:  ______________________________
                                                 Mark N. Lampert
                                                 President

                                   BVF INVESTMENTS L.L.C.
                                   By:  BVF PARTNERS, L.P.
                                        By: BVF, INC., its General Partner

                                            By:  ______________________________
                                                 Mark N. Lampert
                                                 President


Security Agreement